UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

GMAC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3754	38-0572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On December 30, 2009, GMAC Inc. (“GMAC”) entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) and GMAC Capital Trust I, a Delaware statutory trust established by GMAC (the “Trust”), pursuant to which (i) the Trust sold to the Treasury 2,540,000 trust preferred securities (the “Trust Preferred Securities”) issued by the Trust with an aggregate liquidation preference of $2,540,000,000; (ii) GMAC issued and sold to the Treasury 25,000,000 shares of GMAC’s newly issued Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 (the “New MCP”), with an aggregate liquidation preference of $1,250,000,000, (iii) GMAC issued and sold to the Treasury a ten-year warrant to purchase up to 127,000 additional Trust Preferred Securities with an aggregate liquidation preference of $127,000,000, at an initial exercise price of $0.01 per security (the “Trust Preferred Warrant”) and (iv) GMAC issued and sold to the Treasury a ten-year warrant to purchase up to 1,250,000 additional shares of New MCP, with an aggregate liquidation preference of $62,500,000, at an initial exercise price of $0.01 per security (the “MCP Warrant” and the transactions in (i) through (iv) collectively the “Purchase”). The Treasury immediately exercised both the MCP Warrant and the Trust Preferred Warrant in full. The aggregate purchase price for the securities acquired in the Purchase was $3.79 billion in cash.

Also pursuant to the Purchase Agreement, GMAC exchanged shares of its existing preferred stock held by the Treasury with an aggregate liquidation preference of $10,125,000,000 (consisting of (i) 5,000,000 shares of GMAC’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1, (ii) 250,000 shares of GMAC’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2, and (iii) 97,500,000 shares of GMAC Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F (the “Series F Preferred Stock”)), for 202,500,000 shares of New MCP, with an aggregate liquidation preference of $10,125,000,000 (the “Exchange”). Other than with respect to certain aspects of the conversion feature, the New MCP has substantially the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the exchanged Series F Preferred Stock.

The Trust Preferred Securities and the New MCP will be treated as Tier 1 Capital for regulatory purposes. With these actions, GMAC has achieved the capital buffer required under the Federal Reserve’s Supervisory Capital Assessment Program needed to meet the worse-than-expected economic scenario.

The Trust Preferred Securities, the New MCP, the Trust Preferred Warrant and the MCP Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). GMAC has agreed to promptly register the resale or secondary offering of the securities issued to the Treasury in the Purchase and the Exchange. None of the Trust Preferred Securities, the New MCP, or the shares of GMAC common stock issued pursuant to any conversion of the New MCP are subject to any contractual restrictions on transfer when held by the Treasury, other than the restrictions included in GMAC’s certificate of incorporation and bylaws, the Trust’s declaration of trust and the Governance Agreement (as defined under “Item 5.01 Changes in Control of Registrant” below).

Trust Preferred Securities

Each Trust Preferred Security has a liquidation amount of $1,000 (the “Trust Preferred Liquidation Amount”). Cumulative cash distributions on the Trust Preferred Securities will accrue at a rate of 8.00% per annum on the sum of (i) the Trust Preferred Liquidation Amount and (ii) the amount of any accrued and unpaid distributions for any prior distribution period on such Trust Preferred Securities, if any, computed on the basis of a 360-day year consisting of twelve 30-day months. During any period in which GMAC elects to defer interest payments on the Debentures as described below, the Trust will defer distributions on the Trust Preferred Securities, but such distributions will continue to accrue through any such deferral period.

The Trust Preferred Securities have no stated maturity date, but must be redeemed upon the redemption or maturity of the Debentures (February 15, 2040). In the event of any partial redemption of the Debentures, the Trust will redeem Trust Preferred Securities with a liquidation amount equal to the principal balance of the redeemed Debentures. The redemption price for each Trust Preferred Security on any redemption date will be equal to the sum of (i) $1,000 per security, (ii) accrued and unpaid distributions to the redemption date, and (iii) the premium, if any, paid in connection with the redemption of the corresponding Debentures. The Trust may not redeem Trust Preferred Securities prior to December 30, 2014, except upon the occurrence of certain specified events or while the Trust Preferred Securities are held by the U.S. government as part of assistance provided to GMAC under the Troubled Asset Relief Program or a similar or related U.S. government program. On or after December 30, 2014, the Trust may redeem all or a portion of the Trust Preferred Securities at the Trust Preferred Liquidation Preference at any time but may not redeem less than all of the Trust Preferred Securities unless all accrued and unpaid distributions on the Trust Preferred Securities and the common securities of the Trust have been paid on or before the redemption date.

The only assets of the Trust will be the Debentures (as defined below). The Trust Preferred Securities and the common securities of the Trust (100% of which have been sold to GMAC) represent undivided beneficial interests in the Trust. Subject to the receipt of any required approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), GMAC may dissolve the Trust at any time, and cause the Debentures to be distributed to the holders of the Trust Preferred Securities and the common securities of the Trust.

The Trust Preferred Securities generally are non-voting, other than voting on certain matters under certain circumstances, including, generally, the adverse amendment of the amended and restated declaration of trust governing the Trust Preferred Securities (the “Declaration”), and with respect to certain actions to be taken upon the occurrence of certain events of default on the Trust Preferred Securities or, under certain circumstances, on the Debentures.

During any period in which any Trust Preferred Securities remain outstanding, but in which distributions on the Trust Preferred Securities have not been fully paid, none of GMAC or its subsidiaries will (i) declare or pay dividends on, make any distributions with respect thereto, or redeem, purchase or otherwise acquire, any of GMAC’s capital stock; or (ii) make any payments of principal, interest, or premium on, or repay, repurchase or redeem, any debt securities that rank on a parity with or junior in interest to the Debentures, with certain specified exceptions.

Debentures

The Trust used the proceeds received in connection with the sale of the Trust Preferred Securities and the common securities of the Trust to purchase an aggregate principal amount of $2,747,010,000 (equal to the sum of the liquidation preference of all Trust Preferred Securities and the common securities of the Trust) of GMAC’s 8.00% junior subordinated unsecured debentures due 2040 (the “Debentures”). The Debentures were issued pursuant to an indenture dated as of December 30, 2009, between GMAC and The Bank of New York Mellon as trustee (the “Indenture”).

Interest will accrue on the Debentures at the rate of 8.00% per annum, compounding quarterly, on the sum of (i) the principal amount of the Debentures and (ii) the amount of any accrued and unpaid interest for any prior interest payment period on such Debentures, if any, computed on the basis of a 360-day year consisting of twelve 30-days months. GMAC may elect to defer interest payments on the Debentures for one or more periods, in each case for up to 20 consecutive quarterly interest payment periods, provided that no event of default with respect to the Debentures giving rise to acceleration rights has occurred, and provided further that no such deferral may extend beyond the maturity date of the Debentures. During any such interest deferral period, interest will continue to accrue on the Debentures, compounding quarterly, at a rate of 8.00% per annum.

The Debentures mature and become due and payable, together with any accrued and unpaid interest thereon, on February 15, 2040. GMAC may not redeem the Debentures prior to December 30, 2014, except upon the occurrence of certain specified events or while the Debentures are held by the U.S. government as part of assistance provided to GMAC under the Troubled Asset Relief Program or a similar or related U.S. government program, subject to the receipt of any required approvals from the Federal Reserve. On or after December 30, 2014, subject to the receipt of any required approvals from the Federal Reserve, GMAC may redeem the Debentures at any time or from time to time, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest.

Upon the occurrence of certain specified events of default (including any non-payment of interest that continues for five consecutive years or certain events of bankruptcy, insolvency or reorganization of GMAC), the trustee with respect to the Indentures or the holders of 25% of the principal amount of the Debentures (or, under certain circumstances, the holders of 25% of the Trust Preferred Securities) will have the right to declare the principal amount of the Debentures, and any accrued interest, immediately due and payable.

The Debentures are generally non-voting, with the exception of voting rights in connection with certain adverse changes to the Debentures or the Indenture, or with respect to certain actions to be taken upon the occurrence of certain events of default. The Debentures are unsecured, and rank equally in right of payment with all of GMAC’s other existing and future junior subordinated indebtedness, junior in right of payment to all of GMAC’s existing and future senior or subordinated indebtedness, and senior in right of payment to all of GMAC’s existing and future equity securities.

Guarantee

GMAC has, pursuant to a Guarantee Agreement (the “Guarantee Agreement”) fully and unconditionally guaranteed, on a subordinated basis, for the benefit of the holders of the Trust Preferred Securities, the payment of certain amounts due on the Trust Preferred Securities to the extent not paid by or on behalf of the Trust. The guaranteed amounts include: (i) any accumulated and unpaid distributions required to be paid to the Trust Preferred Securities, to the extent that the Trust has funds legally and immediately available to pay such distributions; (ii) any redemption price required to be paid to the holders of the Trust Preferred Securities, to the extent that the Trust has funds legally and immediately available to pay such redemption price; and (iii) upon a termination, winding up or liquidation of the Trust, if the Debentures are not distributed to holders of the Trust Preferred Securities in exchange for their Trust Preferred Securities, the lesser of the liquidation distribution for the Trust Preferred Securities and the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities after the satisfaction of certain liabilities to creditors of the Trust, as required by law.

GMAC’s obligations with respect to the payment of any guaranteed amount may be satisfied either by direct payment of such amount to the holders of the Trust Preferred Securities, or by causing the Trust to make such payment. It will constitute an event of default under the guarantee if GMAC fails to perform any of its payment obligations, or other obligations under the Guarantee Agreement. Following any such default, the holders of a majority of the outstanding Trust Preferred Securities have the right to exercise or proceed with certain rights, remedies or actions against GMAC.

The guarantee is an unsecured obligation of GMAC, and will have the same ranking with respect to GMAC’s other indebtedness as the Debentures. The guarantee will terminate upon the earlier of (i) the payment of the guaranteed amounts in full by either or both of GMAC and the Trust and (ii) the distribution of the Debentures to the holders of the Trust Preferred Securities in exchange for their Trust Preferred Securities.

New MCP

Each share of the New MCP has a liquidation preference (the “Liquidation Preference”) of $50. Cumulative cash dividends on the New MCP will accrue a rate of 9.00% per annum on (i) the Liquidation Preference per share of New MCP and (ii) the amount of accrued and unpaid dividends for any prior dividend period on such New MCP, if any. Dividends will be paid only if and when declared by GMAC’s Board of Directors and will be payable quarterly, in arrears. The New MCP ranks senior to GMAC’s common stock (the “Common Stock”) and pari passu with existing preferred stock with respect to the payment of dividends and amounts payable upon liquidation, dissolution and winding-up of GMAC. The New MCP generally is non-voting, other than class voting on certain matters under certain circumstances, including, generally, the authorization of senior capital stock, the adverse amendment of the New MCP and any exchange, reclassification, merger and consolidation involving the New MCP. Upon conversion of the New MCP into Common Stock, the Treasury will have the voting rights associated with the Common Stock.

The shares of New MCP are convertible into Common Stock at the Conversion Rate (as defined below) either:

(i) at GMAC’s option, at any time or from time to time, with the prior approval of the Federal Reserve; provided that GMAC may not convert any shares of the New MCP held by the Treasury except (a) with the prior written consent of the Treasury (which consent may be granted in the sole discretion of the Treasury with respect to each conversion, considering such factors as it deems appropriate at such time, which may include seeking to condition the terms on which it may provide such consent, which may include seeking an alteration of the Conversion Rate) or (b) pursuant to an order of the Federal Reserve compelling such a conversion; or

(ii) at the option of the holder, upon the occurrence of (a) any public offering of Common Stock or (b) certain sales, mergers, or changes of control of GMAC; provided that the conversion of any of GMAC’s preferred stock into Common Stock will not constitute a change of control of GMAC for such purpose (a conversion (including any conversions pursuant to an order of the Federal Reserve) pursuant to (i) or (ii), an “Optional Conversion”).

All shares of the New MCP that remain outstanding on December 30, 2016 will automatically convert into Common Stock at the Conversion Rate (the “Mandatory Conversion”).

The “Conversion Rate,” which represents the number of shares of Common Stock for which each share of the New MCP will be exchanged upon conversion, is initially 0.00432 (the “Initial Conversion Rate”). The Conversion Rate will be calculated as follows (and will in each case be subject to anti-dilution protections): (i) for an Optional Conversion at GMAC’s option on or prior to December 31, 2010, the Conversion Rate will equal the Initial Conversion Rate; (ii) for an Optional Conversion at GMAC’s option following December 31, 2010, if GMAC has, during calendar year 2010, raised at least $500 million of common equity capital through the sale of new common equity securities or the conversion of existing indebtedness or preferred stock (other than New MCP held by the Treasury at the time of conversion (an “Applicable Transaction”)), the Conversion Rate will equal the greater of (a) the Initial Conversion Rate and (b) $50 divided by the weighted average price per share of Common Stock issued (or implied) in the Applicable Transactions (the “Reset Conversion Rate”); (iii) for an Optional Conversion at GMAC’s option following December 31, 2010, if GMAC has not completed any Applicable Transactions, the Conversion Rate will equal the Initial Conversion Rate; (iv) for an Optional Conversion at the option of a holder of New MCP on or prior to December 31, 2010, the Conversion Rate will equal the greater of (a) the Initial Conversion Rate and (b) $50 divided by the price per share of Common Stock established or implied in the public offering or change of control transaction triggering the holder’s conversion rights; and (v) for an Optional Conversion at the option of a holder of New MCP following December 31, 2010, or any Mandatory Conversion, if GMAC has completed any Applicable Transactions, the Conversion Rate will equal the Reset Conversion Rate, and will otherwise equal the Initial Conversion Rate.

GMAC may, at its option, subject to the approval of the Federal Reserve and the restrictions imposed by the terms of its other preferred stock, redeem, in whole or in part, from time to time, the New MCP then outstanding at any time. On or before December 30, 2011, the New MCP may be redeemed at the Liquidation Preference, plus any accrued and unpaid dividends. After December 30, 2011, the New MCP may be redeemed at the greater of (i) the Liquidation Preference, plus any accrued and unpaid dividends, and (ii) the As-Converted Value (as defined below).

The “As-Converted Value” of the New MCP is equal to the product of (x) the then-applicable Conversion Rate and (y) the greater of (i) the Liquidation Preference per share of the New MCP divided by the then-applicable Conversion Rate and (ii) (a) if the Common Stock is traded on a national securities exchange, the market price of the Common Stock on the date of repurchase (calculated based on the average closing price for the 20 day trading period beginning when notice of repurchase is given) or (b) if the Common Stock is not traded on a national securities exchange, the per share fair market value of GMAC as of the last day of the most recent calendar quarter prior to the repurchase date, as determined by an investment bank of national reputation, selected by the Treasury and engaged by GMAC.

Following the conversion of the New MCP into Common Stock, GMAC will have the right, subject to the approval of the Federal Reserve, to repurchase any of such shares of Common Stock held by the Treasury at a price equal to the greater of (i) the Liquidation Preference per share of the New MCP divided by the then-applicable Conversion Rate and (ii) (a) if the Common Stock is traded on a national securities exchange, the market price of the Common Stock on the date of repurchase (calculated based on the average closing price for the 20 day trading period beginning when notice of repurchase is given) or (b) if the Common Stock is not traded on a national securities exchange, the per share fair market value of GMAC as of the last day of the most recent calendar quarter prior to the repurchase date, as determined by an investment bank of national reputation, selected by the Treasury and engaged by GMAC. Any such repurchases must be made with the proceeds of an issuance of Common Stock for cash or additions to retained earnings from the date of the investment closing through the date of the repurchase.

Subject to certain exceptions, for so long as any shares of New MCP are outstanding and owned by the Treasury, the Purchase Agreement generally prohibits GMAC and its subsidiaries from paying certain dividends or distributions on, or redeeming, repurchasing or acquiring, their capital stock or other equity securities without the consent of the Treasury. Additionally, GMAC will be generally prohibited from making any dividends or distributions on, or redeeming, repurchasing or acquiring, its capital stock or other equity securities unless all accrued and unpaid dividends for all past dividend periods on the New MCP are fully paid.

While certain obligations of GMAC arising from U.S. government assistance remain outstanding, the Purchase Agreement requires GMAC to take certain actions and comply with certain limitations with respect to compensation, benefits, and certain other activities.

Copies of the Purchase Agreement (including forms of the Trust Preferred Warrant and the MCP Warrant), the Declaration, the Indenture, the Guarantee Agreement and the Certificate of Designations for the New MCP are included as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 3.1 hereto, respectively, and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto. The representations and warranties set forth in Article II and the covenants set forth in Article III and Article IV of the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by reference to a disclosure schedule, which may contain certain disclosures that are not reflected in the text of this Agreement; and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, GMAC.

Amendments to Securities Purchase Agreements

Effective as of December 30, 2009, (i) the Letter Agreement entered into between GMAC and Treasury on December 29, 2008 and (ii) the Letter Agreement entered into between GMAC and Treasury on May 21, 2009 have been amended to replace certain restrictions on executive compensation and related matters with the restrictions contained in Section 4.11 of the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” relating to the Trust Preferred Securities, the Guarantee and the Debentures is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 30, 2009, GMAC committed to a plan involving, in addition to the capital actions set forth above under “Item 1.01 Entry Into a Material Definitive Agreement,” a series of specific actions related to management’s intent to sell certain mortgage-related assets and businesses of Residential Capital, LLC (“ResCap”) and to strengthen Ally Bank and further its strategic role within GMAC.

These actions include the reclassification of certain international and domestic mortgage-related assets and businesses of ResCap from held-for-investment to held-for-sale, in connection with management’s intent to sell such assets or businesses (the “Reclassified Assets and Businesses”). The Reclassified Assets and Businesses include ResCap’s U.K. and continental Europe operations (“European Operations”) as well as certain domestic mortgage-related assets held by ResCap, including certain higher-risk mortgage assets purchased from Ally Bank, which GMAC contributed to ResCap as part of the capital injection described under “Item 8.01 Other Events” in GMAC’s Current Report on Form 8-K filed on January 5, 2010 under the heading “ResCap,” which is incorporated herein by reference.

GMAC contributed $1.3 billion in additional cash capital to Ally Bank to maintain Ally Bank’s capital position.

The actions related to the Reclassified Assets and Businesses resulted in a pre-tax charge of approximately $3.3 billion, including $1.3 billion for the legacy Ally bank assets, $1.3 billion for ResCap’s European Operations and $.7 billion for other domestic mortgage assets. Management does not currently expect any other related material charges or cash expenditures as a result of the aforementioned actions.

Item 2.06	Material Impairments.

The information set forth under “Item 2.05 Costs Associated with Exit or Disposal Activities” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” relating to the Purchase Agreement is incorporated herein by reference.

Series F Conversion

On, December 30, 2009, 60,000,000 shares of Series F Preferred Stock, all of which were owned by the Treasury, were converted into 259,200 shares of Common Stock pursuant to the terms of the Series F Preferred Stock (the “Series F Conversion”). The conversion rate was 0.00432 shares of Common Stock for each share of Series F Preferred Stock exchanged.

The issuance of Common Stock in the Series F Conversion and the issuance of the New MCP pursuant to the Purchase Agreement are exempt from registration pursuant to Section 4(2) and, with respect to the issuance of Common Stock and the New MCP issued in the Exchange, Section 3(a)(9) of the Securities Act.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” is incorporated herein by reference. The restrictions on dividends described therein may limit the right of any holder of GMAC’s capital stock to receive dividend payments in the future.

Item 5.01	Changes in Control of Registrant

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” relating to the Series F Conversion is incorporated herein by reference.

As of December 30, 2009, following the Series F Conversion, the Treasury held approximately 450,121 shares of Common Stock which, pursuant to the Charter and the Bylaws (as defined below), represents approximately 56.3% of the voting power of the holders of Common Stock for most matters requiring a vote of the members. Companies affiliated with Cerberus Capital Management, L.P. (“Cerberus”) collectively hold approximately 118,874 shares of Common Stock (representing approximately 14.9% of the voting power of the holders of Common Stock). Third-party investors collectively held approximately 97,845 shares of Common Stock (representing approximately 12.2% of the voting power of the holders of Common Stock). A trust managed by an independent trustee held approximately 78,828 shares of Common Stock (representing approximately 9.9% of the voting power of the holders of Common Stock). GM Finance Co. Holdings LLC, a Delaware limited liability company affiliated with General Motors LLC, held approximately 53,452 shares of Common Stock (representing approximately 6.7% of the voting power of the holders of Common Stock). Prior to the Series F Conversion, no shareholder owned more than 50% of the voting power of the holders of Common Stock.

Each holder of Common Stock is party to an Amended and Restated Governance Agreement (the “Governance Agreement”), which establishes certain agreements and understandings between the parties with respect to the composition and size of GMAC’s Board of Directors. Pursuant to the Governance Agreement, following the Series F Conversion, the Treasury will be entitled to appoint two additional members of GMAC’s Board of Directors, for a total of four directors designated by the Treasury, and the number of independent directors will decrease from five to three. For a description of the Amended and Restated Governance Agreement, please see the information set forth under the heading “Amended and Restated Governance Agreement” under “Item 1.01

Entry Into a Material Definitive Agreement” filed by GMAC on its Current Report on Form 8-K on May 22, 2009, which is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the Amended and Restated Governance Agreement, filed as Exhibit 10.2 to GMAC’s Current Report on Form 8-K filed on May 22, 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2009, GMAC adopted amended and restated versions of its certificate of incorporation (the “Charter”) and its bylaws (the “Bylaws” and together with the Charter the “Amended Governing Documents”) in order to (i) modify certain provisions relating to the preemptive rights of holders of Common Stock and convertible preferred stock (the “Preemptive Rights Amendments”), (ii) deauthorize the Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series F Preferred Stock, (iii) create the New MCP, designated as the “Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2,” authorize 228,750,000 shares of the New MCP, and set forth the voting and other powers, preferences and relative participating, optional or other rights, and the qualifications, limitations, or restrictions thereof, of the New MCP, and (iv) to make certain other changes. The Preemptive Rights Amendments generally, among other things, provide that preemptive rights will be available only in connection with the issuance of common equity securities of GMAC (or the issuance of any securities directly or indirectly convertible or exchangeable into common equity securities of GMAC), and that, in the case of securities issued to the Treasury to satisfy the requirements of the Supervisory Capital Assessment Program, the requirement to offer to sell preemptive securities to holders of Common Stock and convertible preferred stock may be satisfied either before or after the sale of the securities triggering such preemptive rights.

Copies of the Amended Governing Documents are included as Exhibit 3.2 and Exhibit 3.3 hereto and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations for Series F-2 Preferred Stock (incorporated by reference to Exhibit H to Exhibit 3.2 of this Current Report on Form 8-K).

3.2	Amended and Restated Certificate of Incorporation of GMAC Inc., dated as of December 30, 2009.

3.3	Amended and Restated Bylaws of GMAC Inc., dated as of December 30, 2009.

4.1	Amended and Restated Declaration of Trust by and between GMAC Inc., as Sponsor, BNY Mellon Trust of Delaware, The Bank of New York Mellon, and the Administrative Trustees, dated as of December 30 2009.

4.2	Indenture between GMAC Inc. and The Bank of New York Mellon, dated as of December 30, 2009.

4.3	Trust Preferred Securities Guarantee Agreement between GMAC Inc. and The Bank of New York Mellon, dated as of December 30, 2009.

10.1	Securities Purchase and Exchange Agreement, dated as of December 30, 2009, between GMAC Inc. and the United States Department of the Treasury.*
*	Certain confidential portions have been omitted pursuant to a confidential treatment request that has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date January 5, 2010

GMAC INC.

By:	/S/ DAVID J. DEBRUNNER
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations for Series F-2 Preferred Stock (incorporated by reference to Exhibit H to Exhibit 3.2 of this Current Report on Form 8-K).

3.2	Amended and Restated Certificate of Incorporation of GMAC Inc., dated as of December 30, 2009.

3.3	Amended and Restated Bylaws of GMAC Inc., dated as of December 30, 2009.

4.1	Amended and Restated Declaration of Trust by and between GMAC Inc., as Sponsor, BNY Mellon Trust of Delaware, The Bank of New York Mellon, and the Administrative Trustees, dated as of December 30 2009.

4.2	Indenture between GMAC Inc. and The Bank of New York Mellon, dated as of December 30, 2009.

4.3	Trust Preferred Securities Guarantee Agreement between GMAC Inc. and The Bank of New York Mellon, dated as of December 30, 2009.

10.1	Securities Purchase and Exchange Agreement, dated as of December 30, 2009, between GMAC Inc. and the United States Department of the Treasury.*

*	Certain confidential portions have been omitted pursuant to a confidential treatment request that has been separately filed with the Securities and Exchange Commission.